Exhibit 10.2

PATENT LICENSE AND LICENSE OPTION AGREEMENT

This PATENT LICENSE AND LICENSE OPTION AGREEMENT (this “Agreement”) is entered into by and between Relay IP, Inc., a Delaware corporation with a principal place of business at 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Licensor”), and RPX Corporation, a Delaware corporation with a principal place of business at One Market Plaza, Steuart Tower, Suite 800, San Francisco, CA 94105 (“RPX”), on the date when this Agreement has been executed by both Licensor and RPX (the “Effective Date”).  Each of RPX and Licensor is a “Party”, and collectively, are referenced as the “Parties”.

WHEREAS, Licensor is the sole and exclusive owner of, and has the right to license in the United States and throughout the world, the Patents (as defined below);

WHEREAS, RPX desires to acquire from Licensor a Patent License (as defined below), including the right to grant to RPX Licensees (as defined below) a sublicense of the same scope and duration as the Patent License, provided that the preconditions to the granting of such rights as described herein are met;

WHEREAS, Licensor is willing to grant to RPX a Patent License, including the right to grant to RPX Licensees a sublicense of the same scope and duration as the Patent License, provided that the preconditions to the granting of such rights as described herein are met; and

NOW, THEREFORE, in consideration of the premises and covenants herein contained, RPX and Licensor agree as follows:

Definitions

As used herein, the following terms shall have the following meanings:

“Affiliate(s)” of an Entity shall mean any and all Entities, now or in the future and only for so long as the Control exists, that are Controlled, directly or indirectly, by the Entity.  As used herein, and otherwise where applicable in the Agreement, the term “Affiliate” shall include the affiliate definitions set forth in Exhibit C attached hereto.

“Agreement” shall have the meaning ascribed to it in the preamble.

“Bankruptcy Code” shall have the meaning ascribed to it in Section 5.10.

“Claims” shall mean any and all claims, counterclaims, third-party claims, contribution claims, indemnity claims, demands, actions, liabilities, damages, losses, causes of action, and all other claims of every kind and nature in law or equity, whether arising under state, federal, international or other law, which arise from or relate to in any way the Patents, or which are (currently or in the future) or were asserted in, could have been asserted in, or which arise from the same transactions or occurrences as those claims that are (currently or in the future) or were asserted in any Licensor Litigations, in each such case solely with respect to the Patents, whether such claims are absolute or contingent, in tort, contract or otherwise, direct or indirect, present or future, known or unknown, that exist or may have existed prior to the Effective Date.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Combined Licensed Product and Service” shall mean any past, present or future combination or use, whether by an RPX Licensee or a third party, of a Licensed Product and Service with any other product, service, technology, or material, only if a portion of such Licensed Product and Service provided by or on behalf of an RPX Licensee or an RPX Licensee Affiliate satisfies, in whole or in part, an element or a step of a claim in any Patent.

“Control” shall mean the legal, beneficial, and/or equitable ownership of more than fifty percent (50%) of: (i) the voting power representing the right to vote for directors or other managing authority, (ii) equity ownership interest in an Entity, or (iii) other ownership interest in an Entity.

“Covered Third Party” shall have the meaning ascribed to it in Section 1.2(c).

“Effective Date” shall have the meaning ascribed to it in the preamble.

“Entity” shall mean a corporation, association, partnership, business trust, joint venture, limited liability company, proprietorship, unincorporated association, individual or other entity that can exercise independent legal standing.

“Expanded License Fee Payment” shall mean, with respect to each Option Company, the amount listed next to the name of such Option Company in Exhibit G.

“Form of Dismissal” shall mean the form notice of dismissal in Exhibit E attached hereto.

“License Fee” shall have the meaning ascribed to it in Section 1.1.

“Licensed Product and Service” shall mean any past, present or future product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof), at any time, made, have made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import by or on behalf of an RPX Licensee or an RPX Licensee Affiliate, alone or in combination with other products, software, technology, materials and services, the manufacture, use, purchase, provision, hosting, sale, lease, license, distribution, transmittal, export, import (or offer for sale, lease or import) of which would result in infringement (direct, indirect, or otherwise) of one or more Patents, irrespective of whether the product, service, software, technology, or material (including any components, devices, data, media, or any other portions thereof) were or had been made, used, purchased, provided, hosted, sold, leased, licensed, distributed, transmitted, exported, imported or offered for sale, lease, or import in the United States.  Licensed Product and Service will include any Combined Licensed Product and Service.

“Licensor” shall have the meaning ascribed to it in the preamble.

“Licensor Litigations” shall mean any and all lawsuits relating to any Patent filed at any time by Licensor in any state or federal court in the United States, in any court or tribunal in any foreign country, or before the United States International Trade Commission.  Any one of the Licensor Litigations is a “Licensor Litigation”.

“Licensor Litigation Defendants” shall mean the parties adverse to Licensor in any Licensor Litigation.  Any one of the Licensor Litigation Defendants is a “Licensor Litigation Defendant”.

“Option Companies” shall mean the Entities identified in Exhibit G (that are not RPX Members identified in Exhibit A), each such Entity’s Affiliates and any business unit or division that such Entity may divest while such Entity’s RPX membership agreement is in effect.  Each such Entity is an “Option Company”.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Party” and “Parties” shall have the meanings ascribed to them in the preamble.

“Patent License” shall mean a royalty-free, fully paid-up, irrevocable, non-exclusive worldwide license under the Patents to make, have made, use, have used, sell, lease, have leased, import, offer for sale, have offered for sale, have sold, copy, develop, have developed, operate, market, have marketed, import, have imported, own, order, design, purchase, practice, obtain, keep, acquire, receive, build, deliver, host, distribute, have distributed, provide, supply, export, have exported, and otherwise commercially exploit or dispose of any Licensed Product and Service, and for which the term of such license under the Patents shall extend to the expiration of each patent comprising the Patents.

“Patents” shall mean: (i) the patents and patent applications identified on Exhibit B and any and all foreign counterparts of any of the foregoing; (ii) any and all patents that have issued or may issue from any of the patents or patent applications described in (i) of this definition; (iii) any and all patents and patent applications that, in whole or in part, claim priority to (directly or indirectly), or the benefit of the filing date of, any of the patents or patent applications described in (i) or (ii) of this definition, including any and all child, continuation, continuation-in-part, continuing prosecution, divisional, provisional, non-provisional, reissue, reexamination, substitution, extension and counterpart patents and patent applications of any of the patents or patents applications described in (i) or (ii) of this definition; (iv) any and all patents and patent applications from which any of the patents or patent applications described in (i) or (ii) of this definition, in whole or in part, claim the benefit of priority (directly or indirectly) or otherwise claim the benefit of the filing date, including any and all parent patents or patent applications of any of the patents or patent applications described in (i) or (ii) of this definition; and (v) any and all extensions or renewals of any of the patent or patent applications described in this definition.  Any one of the foregoing is a “Patent”.

“PTO” shall mean the United States Patent & Trademark Office.

“Release and Dismissal Obligations” shall mean Licensor immediately (i) executing a written release agreement containing terms that are substantially similar in scope and effect as the Release Terms, and (ii) with respect to any Licensor Litigation Defendant, taking all actions and making all necessary filings to resolve all disputes with respect to such Licensor Litigation Defendant relating to or arising out of the Licensor Litigations, including without limitation executing and filing a dismissal “with prejudice” substantially similar in form and effect to the Form of Dismissal (or, with respect to any Licensor Litigation in a non-U.S. jurisdiction, a dismissal “with prejudice” in such form as is appropriate for the relevant jurisdiction).

“Release Terms” shall mean the terms and conditions in Exhibit D attached hereto.

“RPX” shall have the meaning ascribed to it in the preamble.

“RPX Licensee” shall have the meaning ascribed to it in Section 1.2(a).

“RPX Member” shall mean each Entity identified in Exhibit A, each such Entity’s Affiliates, and any business unit or division that such Entity may divest while such Entity’s RPX membership agreement is in effect.

“Section 1542” shall have the meaning ascribed to it in Section 4.3(b).

“Underlying Claim” shall have the meaning ascribed to it in Section 4.2(b).

Section 1.	Fees, Patent License and License Option

1.1           Fees.  The Parties hereby acknowledge the existence of that Patent Rights Agreement entered into between Marathon Patent Group, Inc. and RPX, dated March __, 2014, (the “Patent Rights Agreement”), and hereby acknowledge the receipt and sufficiency of good and valuable consideration (the “License Fee”) for all terms and conditions set forth in this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.2           Patent License and License Option.

(a)           Effective upon RPX’s payment to Licensor of the License Fee, Licensor shall automatically be deemed to grant, and does hereby grant, to RPX the Patent License, which Patent License shall include:

(i)           the exclusive and irrevocable right of RPX, beginning on the Effective Date, to grant sublicenses under the Patent License to all RPX Members; and

(ii)           the non-exclusive and irrevocable right of RPX, beginning on the Effective Date and continuing for the twelve (12) month period thereafter, to grant sublicenses under the Patent License to each of the Option Companies; provided, that RPX has paid to Licensor the applicable Expanded License Fee Payment for each such sublicense granted under this Section 1.2(a)(ii); provided further, that RPX’s right in this Section 1.2(a)(ii) shall expire with respect to a particular Option Company on the later of (A) twelve (12) months from the Effective Date; or (B) six (6) months from the date that such Option Company is named for the first time in a Licensor Litigation.

The Patent License shall also include the express right of RPX to release the foregoing sublicensees from all claims for damages for past, present and future infringement of the Patents.  Upon the Effective Date, any Entity that is granted a sublicense by RPX (directly or indirectly) in accordance with Section 1.2(a) shall be deemed an “RPX Licensee” for purposes of this Agreement.  Furthermore, upon RPX’s payment of any Expanded License Fee Payment, as applicable, any Entity that is granted a sublicense by RPX (directly or indirectly) in accordance with Section 1.2(a)(ii) shall also be deemed an “RPX Licensee” for purposes of this Agreement.  The definition of “RPX Licensee” expressly excludes any future members that join RPX after the Effective Date (other than with respect to Option Companies where RPX has paid the Expanded License Fee Payment), except with respect to any Entity that become an Affiliate of any RPX Member or Entity that was granted a sublicense under the Patent License in accordance with this Section 1.2(a).

(b)           Within ten (10) business days of the Effective Date, Licensor shall immediately complete the Release and Dismissal Obligations with respect to any RPX Members and their Affiliates that are or were Licensor Litigation Defendants, including each of their respective Affiliates.  Upon RPX providing Licensor with written notice that RPX has granted a sublicense to any Option Company pursuant to Section 1.2(a)(ii) and paying Licensor the applicable Expanded License Fee Payment for such Option Company, Licensor shall immediately complete the Release and Dismissal Obligations with respect to such Option Company (including any respective Affiliates) in the event such Option Company or any of its Affiliates is a Licensor Litigation Defendant.

(c)           The sublicense (and release) that RPX grants in accordance with Section 1.2(a) to any Entity under the Patent License shall be deemed to be a further sublicense (and release) to that Entity’s Affiliates (“RPX Licensee Affiliates”), and such RPX Licensees’ and RPX Licensee Affiliates’ direct and indirect customers, have-made vendors, developers, distributors, suppliers, other contractors, licensees, and end users solely to the extent such third parties make, have made, use, purchase, provide, host, sell, lease, distribute, supply, export, import, or offer for sale any Licensed Product and Service (each, a “Covered Third Party”).  Each RPX Licensee shall have the right, consistent with this Section 1.2(c), to grant specific non-sublicensable, non-assignable sublicenses to its Covered Third Parties with respect to such RPX Licensee’s or its Affiliates’ Licensed Products and Services.

Section 2.                      Representations and Warranties

2.1           Representations and Warranties of Licensor.  Licensor, on behalf of itself and its Affiliates, represents and warrants that, as of the Effective Date:

(a)           it has all requisite legal right, power, and authority to execute and deliver all documents required to be executed (including this Agreement), and to perform all of its obligations under and grant all rights in accordance with this Agreement;

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           it has good and marketable title to the Patents (including, without limitation, all right, title, and interest in the Patents and the right to sue for past, present and future infringements thereof); Licensor has the legal right to grant the Patent License set forth in Section 1.2 to RPX, and, subject to confidentiality provisions (if applicable), it has provided to RPX accurate and complete copies of all agreements under which it obtained by assignment or otherwise such title to the Patents;

(c)            the Patents are not subject to any licenses, covenants not to sue, liens, security interests, or other encumbrances that would impair the rights granted hereunder, and, to the best of Licensor’s knowledge, except for the Patent License granted in Section 1 of this Agreement and any licenses, covenants not to sue, liens, security interests, settlement agreements or other encumbrances identified in Exhibit F attached hereto, the Patents are not subject to any licenses, covenants not to sue, liens, security interests, or other encumbrances;

(d)           to the best of Licensor’s knowledge, the inventions and discoveries described in the Patents were made solely by the inventor(s) named in the Patents, without misappropriation of any trade secrets, confidential information, or other rights of any person, and no other party has any rights with respect to any such inventions or to the Patents;

(e)         all maintenance fees, annuities and other payments owed to the PTO or any foreign patent office in connection with the Patents have been timely paid and are current as of the Effective Date;

(f)         it has not entered and shall not enter into any agreement that would materially impair or conflict with its obligations hereunder;

(g)         (i) except for the Patent License granted in Section 1 of this Agreement, and except for the encumbrances set forth on Exhibit F  attached hereto, no other Entity has any license or similar rights with respect to the Patents or any such inventions or discoveries described in the Patents; and there has been no previous sale, transfer, assignment or other grant of rights under the Patents or any other agreement by Licensor that affects, in any manner, title to, or RPX’s or any RPX Licensee’s enjoyment of, the Patents or the underlying inventions, including, but not limited to, an assignment of full or partial rights in or to one or more of the Patents, an exclusive license to one or more of the Patents, or a right or option to obtain an exclusive license;

(h)         performance of this Agreement does not and will not conflict with or result in a breach of any agreement to which it is bound;

(i)         other than the Licensor Litigations, the Patents have not been asserted against any third party, in a licensing, litigation or other context, in a manner in which the third party (i) has been accused of infringing the Patents or (ii) has standing to bring a declaratory judgment action;

(j)         other than as related to the Licensor Litigations, the Patents are not and have not been the subject of any pending or past litigation, or to the knowledge of Licensor following reasonable due diligence and investigation, any reexamination, reissue or interference proceeding, or other inter partes legal proceeding before any tribunal of competent jurisdiction;

(k)         no patent claim in the Patents has been adjudicated to be invalid or unenforceable, in whole or in part, for any reason, in any administrative, arbitration, or judicial proceeding before a tribunal of competent jurisdiction, and Licensor has not received notice from any third party threatening the filing of any such proceeding except for any notice from any Licensor Defendant in connection with a Licensor Litigation;

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l)           to the best of Licensor’s knowledge, other than as asserted in affirmative defenses, counterclaims, or otherwise related to the Licensor Litigations, none of the inventors of the Patents nor their counsel: (i) intentionally failed to disclose any material, non-cumulative prior art references to the PTO or any foreign patent offices requiring such disclosure in connection with the prosecution of any Patents; (ii) made any material misstatements or misrepresentations to the PTO or any foreign patent offices in connection with the prosecution of any of the Patents; or (iii) engaged in any act or omission inconsistent with the duty of candor owed to the PTO or to any foreign patent offices;

(m)           Licensor does not own any right, title or interest in, or have exclusive license rights under, any patents or patent applications other than the Patents.  To the extent that on the Effective Date, Licensor owns any right, title or interest in, or has exclusive license rights under, any patents or patent applications that are not expressly listed on Exhibit B, their omission from Exhibit B was inadvertent and such patents and patent applications were intended to be, and shall be treated as if they were, included on Exhibit B; and

(n)           other than as asserted in affirmative defenses, counterclaims, or otherwise in the Licensor Litigations, there is no pending or, to the knowledge of Licensor, threatened claim that the practice of the inventions described in the Patents infringes any patents or patent applications of any third party and, to the knowledge of Licensor, there is no basis for any such claim.

2.2           Representations and Warranties of RPX.  RPX represents and warrants that it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement.

Section 3.                    Covenants of Licensor.  In addition to and without limiting any other covenants contained in this Agreement, Licensor, on behalf of itself and its Affiliates, further covenants as follows:

(a)           it will not enter into any agreement that would materially impair or conflict with its obligations hereunder;

(b)           other than with respect to any debt or similar financing, it will not pledge the Patents as collateral for any obligation or grant or cause any lien or security interest to be filed against or otherwise attach to the Patents or otherwise encumber the Patents;

(c)           in the event it transfers, assigns or conveys any interest in and to the Patents to any third party (including any Affiliates) other than to RPX or RPX’s Affiliates, it will obligate such third party to agree in writing to abide by all covenants, releases, rights and obligations owed under this Agreement by Licensor and to take the Patents subject to the Patent License granted by Licensor hereunder and subject to any sublicense (and release) granted by RPX in accordance with Section 1;

(d)           it shall take all commercially reasonable actions to maintain and defend the Patents, including without limitation timely paying all maintenance fees, annuities and the like due or payable on the Patents in the PTO and any foreign patent offices;

(e)           it shall pay all taxes (including, without limitation, sales and value added taxes) imposed on Licensor by the national government, and any state, local or other political subdivision thereof, of any country in which Licensor is subject to taxation, as the result of RPX’s furnishing consideration under this Agreement and/or the Patent Rights Agreement;

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f)         following the Effective Date, neither Licensor nor any of its Affiliates will sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) RPX, any RPX Affiliate, any RPX Member, any RPX Licensee, any RPX Licensee Affiliate, or any other Entity that has been granted a sublicense hereunder for direct or indirect infringement (including, without limitation, inducement or contributory infringement) under any Patent after the Effective Date or such date RPX has paid any Expanded License Fee Payment(s), as applicable, and neither Licensor nor its Affiliates will sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any such RPX Member’s, RPX Licensee’s, or RPX Licensee Affiliate’s customers, suppliers, manufacturers or distributors for direct or indirect infringement (including, without limitation, inducement or contributory infringement) under any Patent after the Effective Date or such date RPX has paid any Expanded License Fee Payment(s), as applicable, with respect to any such RPX Member’s, RPX Licensee’s, or RPX Licensee Affiliate’s Licensed Product and Service;

(g)           following the Effective Date, in the event that RPX provides written notice to Licensor that Licensor has sued or threatened to sue (or instructed, encouraged, or aided a third party to sue or threaten to sue) any Entity in violation of Section 3(f), Licensor will immediately cease making any such threats and promptly dismiss, with prejudice, any such lawsuit (or other adversarial proceeding), and, to the extent Licensor fails to take such action within five (5) days following the written notice from RPX, Licensor will promptly reimburse RPX and such damaged Entity, as applicable, for any reasonable costs (including reasonable attorney fees) incurred as a result of such threat or lawsuit;

(h)           after the Effective Date, Licensor shall not acquire any right, title or interest in, or exclusive license rights under,  any patents or patent applications other than the Patents; and

(i)           Licensor shall give RPX prompt written notice of any license under any Patents or covenants not to sue under any Patents, which notice shall include any identification of the party involved and confirmation of whether any license or covenant under any Patents has been granted by Licensor.

Section 4.                    Disclaimers, Indemnification and Releases

4.1           Disclaimer.  NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3 ABOVE, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 2 AND 3, NEITHER PARTY GIVES THE OTHER PARTY ANY ASSURANCE:

(A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY, OF ANY PATENT, OR

(B) THAT THE MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION, OR OTHER DISTRIBUTION OF ANY LICENSED PRODUCT AND SERVICE DISCLOSED AND CLAIMED IN ANY PATENT BY ANY LICENSEE, SUBLICENSEE OR ANYONE ELSE WILL OR WILL NOT CONSTITUTE AN INFRINGEMENT OF SUCH RIGHTS OR ANY INTELLECTUAL PROPERTY RIGHTS OF ANY OTHER PERSONS OR ENTITIES.

4.2.           Indemnification.

(a)           Licensor shall defend, indemnify and hold harmless RPX and its Affiliates, and their directors, officers, agents and employees from and against any and all actual or pending claims, losses, expenses damages or other liabilities (including reasonable attorneys’ fees), including those incurred in any dispute between the Parties, arising from Licensor’s breach under this Section 4.2(a)), with any third party, or in any enforcement of this provision, arising out of, relating to, or based upon Licensor’s or any of its Affiliates’ material breach of any representation, warranty or covenant in this Agreement.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)           In addition to any other remedies available to RPX, in the event RPX shall have a claim under Section 4.2(a), RPX shall promptly notify Licensor in writing of the claim, action, suit, proceeding or other circumstances giving rise to the claim for indemnification (collectively, the “Underlying Claim”); provided, however, that the failure to give such notice shall release Licensor of its indemnification obligations only to the extent that Licensor is prejudiced by such failure.  Upon receipt of such notice of an Underlying Claim, Licensor may, by written notice to RPX delivered within thirty (30) business days of receiving such notice of the Underlying Claim, assume the sole defense and control of any third-party claim with its own counsel and at its own expense but shall allow RPX (or its applicable Affiliates) a reasonable opportunity to participate in the defense of such third-party claim with its own counsel and at its own expense.  RPX (or its applicable Affiliates) may take any actions reasonably necessary to defend such third-party claim prior to the time that it receives a notice as contemplated by the preceding sentence.  Licensor shall not settle any such claim other than for the payment of money without the prior written consent of RPX (or the applicable Affiliate), which consent shall not be unreasonably withheld or delayed.  RPX will provide Licensor, at Licensor’s expense, with all assistance, information and authority reasonably required for the defense and settlement of the Underlying Claim.  Licensor's total liability under this Section 4.2 shall be limited to amounts received by Licensor under this Agreement plus the Patent Rights Agreement.

4.3           Release.

(a)           Effective upon the Effective Date, Licensor shall automatically be deemed to, and does hereby, forever waive and release all Claims, known or unknown, that Licensor may have against RPX, any RPX Affiliate, any RPX Member, any RPX Licensee, or any other Entity granted a sublicense under the Patents in accordance with Section 1.2.

(b)           Licensor understands and agrees that the releases set forth in Section 4.3(a) shall extend to any and all Claims described in Section 4.3(a) of every nature and kind whatsoever, whether such Claims are known or unknown, suspected or unsuspected, and any and all rights that may exist under Section 1542 of the California Civil Code (“Section 1542”) within the scope of the release set forth in Section 4.3(a) are expressly waived.  Licensor expressly acknowledges that it has read Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Licensor understands and agrees that Section 1542, if applicable herein, gives it the right not to release existing claims of which it is not now aware of and does not suspect to exist, unless it voluntarily chooses to waive this right.  Even though Licensor is aware of this right, it nevertheless hereby voluntarily waives the right described in Section 1542, and elects to assume all risks for Claims with respect to the Patents that now exist in its favor, known or unknown, arising from the subject matter of the release set forth in Section 4.3(a), and expressly waives any rights under any other statutes or common law principles of similar effect.  If, contrary to the specific intent of Licensor, any Claims with respect to the Patents released under Section 4.3(a) are deemed to exist or survive despite the releases given in Section 4.3(a) above, Licensor hereby forever, expressly and irrevocably waives entitlement to all such released Claims with respect to the Patents, known and unknown, prior to the Effective Date, and it is expressly agreed that the provisions of Section 1542 do not apply.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 5.                      Miscellaneous

5.1           Binding Effect and Assignment.  This Agreement shall not be binding upon the Parties until it has been signed herein below by or on behalf of each Party.  This Agreement shall be binding on, and shall inure to the benefit of, the Parties hereto and their respective Affiliates, successors and assigns.  No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed as aforesaid.  The Patent License and any sublicenses granted and/or included therein pursuant to Section 1.2 are for the benefit of RPX, RPX Licensees, RPX Licensee Affiliates, and each of their respective Covered Third Parties, and RPX and RPX Licensees can legally enforce such licenses and sublicenses, as well as the terms of this Agreement, against Licensor.

5.2           Notices.  Notices and other communications relevant to this Agreement or to any of the Patents shall be sent by facsimile, electronic mail, hand delivery, or by registered or certified mail to the following address, or to such other address as may be given by notice hereafter, and shall be effective upon sending, if sent by facsimile, as proven by a fax confirmation page, or if sent by electronic mail, as proven by electronic date stamp, or upon receipt if sent by registered or certified mail, as proven by a post office delivery receipt:

For Licensor:

For RPX:

5.3           Severability.  If any section of this Agreement is found by competent authority to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the Parties.

5.4           Governing Law.  This Agreement, including its formation, shall be governed by and construed, and the legal relations between the Parties hereto shall be determined, in accordance with the law of the State of California, United States of America, as such law applies to contracts signed and fully performed in such State, without regard to the principles of conflicts of law thereof.

5.5           Section Headings.  The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.6           Confidentiality.  Neither Party hereto shall disclose the terms of this Agreement to any third party, without the prior written consent of the other Party.  This obligation is subject to the following exceptions: (a) disclosure by the Parties and their Affiliates is permissible if required by government or court order, provided that the disclosing Party first gives the other Party prior written notice in order to enable that Party to seek a protective order or motion to quash (or other equivalent protection), such permissible disclosure limited to the terms legally required to be disclosed; (b) disclosure by the Parties and their Affiliates is permissible if otherwise required by law or any applicable securities exchange rules or regulations, such permissible disclosure limited to the terms legally required to be disclosed; (c) the Parties and their Affiliates may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, and financial advisors; (d) RPX and its Affiliates may disclose the non-financial terms of this Agreement to any RPX Members and any other potential sublicensees of the Patents; (e) either Party may disclose any information that was made publicly available without a breach of this Agreement; (f) RPX may issue a press release (without disclosing any financial terms) following the execution of this Agreement to announce the consummation of this transaction; and (g) Licensor’s ultimate parent Entity, Marathon Patent Group, will initially file a related Securities and Exchange Commission (SEC) form 8-K solely as set forth in Exhibit H attached hereto.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.7           Entire Agreement.  This Agreement, including Exhibits A-H attached hereto, embodies the entire understanding of and agreement between the Parties with respect to the Patents and merges and supersedes all prior agreements, understandings, negotiations, and discussions between the Parties.  Neither Party shall be bound by any condition, definition, warranty, understanding or representation with respect to the subject matter hereof other than as expressly provided herein.

5.8           Counterparts.  This Agreement may be executed by the Parties in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

5.9           Relationship of the Parties.  Nothing contained herein, or done in pursuance of this Agreement, will constitute the Parties entering into a joint venture or partnership or will constitute either Party hereto being the agent for the other Party for any purpose or in any sense whatsoever.

5.10           Licenses of Intellectual Property.  All rights, licenses and releases granted by Licensor directly or indirectly to RPX, RPX Affiliates, RPX Members, and RPX Licensees (including each such Entity’s Affiliates) are, and shall otherwise be deemed to be, for the purpose of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties hereto agree that RPX, RPX Affiliates, RPX Members, and RPX Licensees (including each such Entity’s Affiliates), as licensees or sublicensees of rights granted in this Agreement, shall retain and may fully exercise all their rights and elections under the Bankruptcy Code.  The Parties hereto further agree that, in the event that any proceeding shall be instituted by or against Licensor seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the opposite Parties shall have the right to retain and enforce their rights under this Agreement, provided that they remain in full compliance with the terms and conditions of this Agreement.

5.11           Authorship.  Neither Party shall be considered the author of this Agreement for the purpose of interpreting any provision herein.

5.12           Acknowledgement.  Licensor acknowledges that nothing in this Agreement shall require or shall be construed to require RPX or any RPX Affiliate to sue or threaten to sue (or instruct, encourage, or aid a third party to sue or threaten to sue) any Entity.

5.13           Termination and Survival.  Those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive.  For the avoidance of doubt, the Patent License granted by Licensor to RPX hereunder, RPX’s right to grant sublicenses in accordance with Section 1, all sublicenses granted by RPX in accordance with Section 1, and all releases and covenants given by Licensor shall survive termination or expiration of this Agreement.

[The remainder of this page is blank; signature page follows.]

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.  Each individual signing below represents and warrants that he or she has authority to sign for and enter into this Agreement on behalf of his or her respective Party.

Agreed to: RELAY IP, INC. By:______________________________________ Name:____________________________________ Title:_____________________________________ Date:_____________________________________	Agreed to: RPX CORPORATION By:______________________________________ Name:____________________________________ Title:_____________________________________ Date:_____________________________________

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.